Exhibit 99.1

PepsiCo Reports Second Quarter 2017 Results; Reaffirms 2017 Financial Targets

Reported (GAAP) Second Quarter and Year-to-Date 2017 Results

	Second Quarter	Year-to-Date
Net revenue growth	2.0%	1.8%
Foreign exchange impact on net revenue	(1.5)%	(1)%
EPS	$1.46	$2.38
EPS growth	6%	18%
Foreign exchange impact on EPS	(2)%	(2)%
Organic/Core (non-GAAP)1 Second Quarter and Year-to-Date 2017 Results

	Second Quarter	Year-to-Date
Organic revenue growth	3.1%	2.6%
Core EPS	$1.50	$2.44
Core constant currency EPS growth	13%	10%
PURCHASE, N.Y. - July 11, 2017 - PepsiCo, Inc. (NYSE: PEP) today reported results for the second quarter 2017.
“Our results for the second quarter were very much in line with our expectations and we remain on track to meet our 2017 financial goals. The power and durability of our brand and product portfolios, strong marketplace execution, and the balance of our geographic footprint enabled us to deliver strong operating results in the midst of pockets of macroeconomic challenges and increasingly dynamic retail and consumer landscapes,” said Chairman and CEO Indra Nooyi.

1 Please refer to the Glossary for the definitions of non-GAAP financial measures including “Organic,” “Core,” “Constant Currency,” “Free Cash Flow (excluding certain items)” and “Division Operating Profit.” Please refer to “2017 Guidance and Outlook” for additional information regarding PepsiCo’s full-year 2017 growth objectives and targets. PepsiCo provides guidance on a non-GAAP basis as the Company cannot predict certain elements which are included in reported GAAP results, including the impact of foreign exchange and commodity mark-to-market adjustments.

Summary Second Quarter 2017 Performance

	Revenue				Volume
	GAAP Reported % Change	Percentage Point Impact		Organic % Change	Organic Volume % Growth
		Foreign Exchange Translation	Acquisitions, Divestitures and Structural Changes		Food/Snacks	Beverages
FLNA	3	—	—	3.5	—
QFNA	(1)	0.5	—	(1)	—
NAB	2	—	(1)	1		—
Latin America	6	1	1	8	1	(4)
ESSA	6	—	—	6	5	1
AMENA	(8)	10	—	2	7	(4)
Total	2	1.5	—	3	2	(2)

Operating Profit and EPS
	GAAP Reported % Change	Percentage Point Impact		Core Constant Currency % Change
		Items Affecting Comparability	Foreign Exchange Translation
FLNA	6	—	—	7
QFNA	—	—	—	—
NAB	2	(1)	—	1
Latin America	(6)	—	5	(1.5)
ESSA	49	(3)	5	51
AMENA	(19)	(0.5)	5	(15)
Corporate Unallocated	(120)	118	—	(2)
Total	1	4	2	7

EPS	6	4	2	13

Note: Rows may not sum due to rounding.
Division operating profit growth (a non-GAAP measure that excludes corporate unallocated costs) increased by 5 percent in the quarter and was positively impacted by items affecting comparability (1 percentage point) and negatively impacted by foreign exchange translation (2 percentage points). Core constant currency division operating profit (a non-GAAP measure) increased by 6 percent.
Organic revenue, core constant currency and division operating profit results are non-GAAP financial measures. Please refer to the reconciliation of GAAP and non-GAAP information in the attached exhibits and to the Glossary for definitions of “Organic,” “Core,” “Constant Currency” and “Division Operating Profit.”

Summary of Second Quarter Financial Performance:

•	Reported second quarter 2017 and 2016 results were impacted by:

•	Restructuring charges in conjunction with the multi-year productivity plan we publicly announced in 2014; and

•	Commodity mark-to-market impacts.

•	See A-6 to A-8 for further details on the above items.

•
Reported net revenue increased 2.0 percent. Foreign exchange translation had a 1.5-percentage-point unfavorable impact on reported net revenue. Organic revenue, which excludes the impacts of foreign exchange translation and structural changes, grew 3.1 percent.

•
Reported gross margin contracted 55 basis points and core gross margin contracted 5 basis points. Reported operating margin contracted 20 basis points and core operating margin expanded 50 basis points, both of which reflect a gain associated with the sale of our minority stake in Britvic plc (the Britvic gain). The Britvic gain positively impacted reported and core operating margin by 60 basis points.

•
Reported operating profit increased 1 percent and core constant currency operating profit increased 7 percent. Commodity mark-to-market adjustments reduced reported operating profit growth by 4 percentage points. Restructuring and impairment charges contributed 1 percentage point to reported operating profit growth. Foreign exchange translation reduced reported operating profit growth by 2 percentage points. The Britvic gain had a 3-percentage-point favorable impact on reported and core operating profit growth.

•
The reported effective tax rate was 23.7 percent in the second quarter of 2017 and 26.3 percent in the second quarter of 2016. The core effective tax rate was 23.5 percent in the second quarter of 2017 and 26.0 percent in the second quarter of 2016. The second quarter 2017 reported and core tax rates reflect the favorable resolution of certain international tax matters, as well as income mix shift.

•	Reported EPS was $1.46, a 6 percent increase from the prior-year period. Foreign exchange translation reduced reported EPS growth by 2 percentage points.

•
Core EPS was $1.50, an increase of 10 percent from the prior-year period. Excluding the impact of foreign exchange translation, core constant currency EPS increased 13 percent (see schedule A-10 for a reconciliation to reported EPS, the comparable GAAP measure).

•	The Britvic gain had a 6 cent favorable impact on reported and core EPS.

•	Net cash provided by operating activities was $2.4 billion.

Discussion of Second Quarter Division Results:
In addition to the reported net revenue performance as set out in the tables on pages 2 and A-9, reported operating results were driven by the following:
Frito-Lay North America (FLNA)
Positively impacted by productivity gains, partially offset by operating cost inflation and higher raw material costs.
Quaker Foods North America (QFNA)
Negatively impacted by operating cost inflation and the impact of ceasing the operations of our Müller Quaker Dairy (MQD) joint venture in the prior year. These impacts were partially offset by productivity gains and favorable settlements of promotional spending accruals compared to the prior year.
North America Beverages (NAB)
Positively impacted by productivity gains, higher operating results from our joint ventures, insurance adjustments, a favorable legal settlement and favorable settlements of promotional spending accruals compared to the prior year. Higher prior-year restructuring and impairment charges increased operating profit growth by 1 percentage point. These impacts were partially offset by operating cost inflation.
Latin America
Negatively impacted by operating cost inflation, higher advertising and marketing expenses, and higher raw material costs, partially offset by productivity gains. Unfavorable foreign exchange negatively impacted operating profit performance by 5 percentage points.
Europe Sub-Saharan Africa (ESSA)
Positively impacted by productivity gains. Additionally, the Britvic gain and the impact of higher prior-year restructuring and impairment charges contributed 28 percentage points and 3 percentage points to operating profit growth, respectively. These impacts were partially offset by operating cost inflation, higher advertising and marketing expenses and higher raw material costs.
Asia, Middle East and North Africa (AMENA)
Negatively impacted by higher raw material costs (in local currency terms, driven by a strong U.S. dollar) and operating cost inflation, partially offset by productivity gains. Unfavorable foreign exchange negatively impacted operating profit performance by 5 percentage points.

Summary Year-to-Date 2017 Performance:

	Revenue				Volume
	GAAP Reported % Change	Percentage Point Impact		Organic % Change	Organic Volume % Growth
		Foreign Exchange Translation	Acquisitions, Divestitures and Structural Changes		Food/Snacks	Beverages
FLNA	3	—	—	3	(0.5)
QFNA	(2)	—	—	(2)	(1)
NAB	2	—	(1)	1		—
Latin America	5	1	1	7	1	(3.5)
ESSA	6	(1)	—	5	4	—
AMENA	(9)	11	—	2	7	(2)
Total	2	1	—	3	2	(1)

Operating Profit and EPS
	GAAP Reported % Change	Percentage Point Impact		Core Constant Currency % Change
		Items Affecting Comparability	Foreign Exchange Translation
FLNA	5	—	—	6
QFNA	(1)	—	—	(1)
NAB	2	(1)	—	2
Latin America	(14)	6	7	(1)
ESSA	49	(8)	5	46
AMENA	104	(127)	4	(19)
Corporate Unallocated	(74)	73	—	(1)
Total	7	(5)	2	4

EPS	18	(9)	2	10

Note: Rows may not sum due to rounding.
Division operating profit growth (a non-GAAP measure that excludes corporate unallocated costs) increased by 11 percent in the year and was positively impacted by items affecting comparability (8 percentage points) and negatively impacted by foreign exchange translation (1.5 percentage points). Core constant currency division operating profit (a non-GAAP measure) increased by 4 percent.
Organic revenue, core constant currency and division operating profit results are non-GAAP financial measures. Please refer to the reconciliation of GAAP and non-GAAP information in the attached exhibits and to the Glossary for definitions of “Organic,” “Core,” “Constant Currency” and “Division Operating Profit.”

Summary of Year-to-Date Financial Performance:

•	Reported year-to-date 2017 and 2016 results were impacted by:

•	Restructuring charges in conjunction with the multi-year productivity plan we publicly announced in 2014; and

•	Commodity mark-to-market impacts.

•
Reported year-to-date 2016 results were also impacted by an impairment charge to reduce the value of our 5% indirect equity interest in Tingyi-Asahi Beverages Holding Co. Ltd. to its estimated fair value (charge related to the transaction with Tingyi).

•	See A-6 to A-8 for further details on the above items.

•
Reported net revenue increased 1.8 percent. Foreign exchange translation had a 1-percentage-point unfavorable impact on reported net revenue. Organic revenue, which excludes the impacts of foreign exchange translation and structural changes, grew 2.6 percent.

•
Reported gross margin contracted 50 basis points and core gross margin contracted 25 basis points. Reported operating margin expanded 90 basis points and core operating margin expanded 15 basis points. Reported operating margin expansion reflects the impact of the prior-year charge related to the transaction with Tingyi. Reported and core operating margin expansion reflect the Britvic gain, which contributed 35 basis points to reported and core operating margin expansion.

•
Reported operating profit increased 7 percent and core constant currency operating profit increased 4 percent. The impact of the charge related to the transaction with Tingyi in the prior year had an 8-percentage-point favorable impact on reported operating profit growth. Commodity mark-to-market adjustments reduced reported operating profit growth by 4 percentage points. Foreign exchange translation reduced reported operating profit growth by 2 percentage points. The Britvic gain had a 2-percentage-point favorable impact on reported and core operating profit growth.

•
The reported effective tax rate was 23.3 percent year-to-date 2017 and 28.2 percent for the same period in 2016. The year-to-date reported 2016 tax rate was impacted by the charge related to the transaction with Tingyi, which had no corresponding tax benefit. The core effective tax rate was 23.1 percent year-to-date 2017 and 25.5 percent for the same period in 2016. The year-to-date 2017 reported and core tax rates reflect the positive impact of a change in the accounting for certain aspects of share-based payments to employees.

•
Reported EPS was $2.38, an 18 percent increase from the prior-year period, primarily reflecting the impact of the year-ago charge related to the transaction with Tingyi. Foreign exchange translation reduced reported EPS growth by 2 percentage points.

•
Core EPS was $2.44, an increase of 9 percent. Excluding the impact of foreign exchange translation, core constant currency EPS increased 10 percent (see schedule A-10 for a reconciliation to reported EPS, the comparable GAAP measure).

•	The Britvic gain had a 6 cent favorable impact on reported and core EPS.

•	Net cash provided by operating activities was $2.2 billion.

Discussion of Year-to-Date Division Results:
In addition to the reported net revenue performance as set out in the tables on pages 5 and A-9, reported operating results were driven by the following:
Frito-Lay North America (FLNA)
Positively impacted by productivity gains, partially offset by operating cost inflation and higher raw material costs.
Quaker Foods North America (QFNA)
Negatively impacted by operating cost inflation and the impact of ceasing the operations of our MQD joint venture in the prior year. These impacts were partially offset by productivity gains, favorable settlements of promotional spending accruals compared to the prior year and lower raw material costs.
North America Beverages (NAB)
Positively impacted by productivity gains, lower raw material costs, higher operating results from our joint ventures, favorable settlements of promotional spending accruals compared to the prior year and insurance adjustments. These impacts were partially offset by operating cost inflation.
Latin America
Negatively impacted by operating cost inflation, higher advertising and marketing expenses, and higher raw material costs, partially offset by productivity gains. Unfavorable foreign exchange and restructuring and impairment charges negatively impacted operating profit performance by 7 percentage points and 6 percentage points, respectively.
Europe Sub-Saharan Africa (ESSA)
Positively impacted by productivity gains. Additionally, the Britvic gain and the impact of higher prior-year restructuring and impairment charges contributed 22 percentage points and 8 percentage points to operating profit growth, respectively. These impacts were partially offset by operating cost inflation, higher advertising and marketing expenses and higher raw material costs.
Asia, Middle East and North Africa (AMENA)
Positively impacted by a year-ago charge related to the transaction with Tingyi and productivity gains. These impacts were partially offset by higher raw material costs (in local currency terms, driven by a strong U.S. dollar) and operating cost inflation. Unfavorable foreign exchange reduced operating profit growth by 4 percentage points.

2017 Guidance and Outlook

The Company provides guidance on a non-GAAP basis as the Company cannot predict certain elements which are included in reported GAAP results, including the impact of foreign exchange and commodity mark-to-market adjustments.
Consistent with its previous guidance for 2017, the Company expects organic revenue growth of at least 3 percent. Based on current market consensus rates, foreign exchange translation is expected to negatively impact reported net revenue growth by approximately 2 percentage points and the 53rd week in 2016 is expected to negatively impact reported net revenue growth by 1 percentage point.
Based on current market consensus rates, foreign exchange is now expected to negatively impact core EPS by approximately 2 percentage points (previously 3 percentage points). In addition, the Company intends to reinvest the Britvic gain in the balance of the year.
As a result, the Company now expects core earnings per share of $5.13, driven by the following expectations and factors:

2016 core earnings per share	$4.85
Expected core constant currency EPS growth	8%
Negative impact of foreign currency translation[2]	(2)%
Expected 2017 core earnings per share	$5.13

The Company continues to expect:

•	Approximately $10 billion in cash flow from operating activities and approximately $7 billion in free cash flow (excluding certain items);

•	Net capital spending of approximately $3 billion;

•	Dividend payments of approximately $4.5 billion; and

•	Share repurchases of approximately $2 billion.

2 Based on current foreign exchange market consensus rates.

Conference Call:
At 7:45 a.m. (Eastern Time) today, the Company will host a conference call with investors and financial analysts to discuss second quarter 2017 results and the outlook for 2017. Further details will be accessible on the Company’s website at www.pepsico.com/investors.

Contacts:	Investors	Media
	Jamie Caulfield	Jay Cooney
	Senior Vice President, Investor Relations	Vice President, Communications
	914-253-3035	914-253-2777
	jamie.caulfield@pepsico.com	jay.cooney@pepsico.com

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Statement of Income
(in millions except per share amounts, unaudited)

	12 Weeks Ended			24 Weeks Ended
	6/17/2017	6/11/2016	Change	6/17/2017	6/11/2016	Change
Net Revenue	$15,710	$15,395	2%	$27,759	$27,257	2%
Cost of sales	7,056	6,830	3%	12,342	11,981	3%
Gross profit	8,654	8,565	1%	15,417	15,276	1%
Selling, general and administrative expenses	5,648	5,584	1%	10,465	10,662	(2)%
Amortization of intangible assets	16	17	(6)%	29	31	(8)%
Operating Profit	2,990	2,964	1%	4,923	4,583	7%
Interest expense	(265)	(255)	4%	(517)	(501)	3%
Interest income and other	49	22	123%	89	36	146%
Income before income taxes	2,774	2,731	2%	4,495	4,118	9%
Provision for income taxes	656	718	(8)%	1,048	1,160	(10)%
Net income	2,118	2,013	5%	3,447	2,958	17%
Less: Net income attributable to noncontrolling interests	13	8	46%	24	22	10%
Net Income Attributable to PepsiCo	$2,105	$2,005	5%	$3,423	$2,936	17%

Diluted
Net Income Attributable to PepsiCo per Common Share	$1.46	$1.38	6%	$2.38	$2.01	18%
Weighted-average common shares outstanding	1,441	1,456		1,441	1,458

Cash dividends declared per common share	$0.805	$0.7525		$1.5575	$1.455

PepsiCo, Inc. and Subsidiaries
Supplemental Financial Information
(in millions and unaudited)

	12 Weeks Ended			24 Weeks Ended
	6/17/2017	6/11/2016	Change	6/17/2017	6/11/2016	Change
Net Revenue
Frito-Lay North America	$3,678	$3,564	3%	$7,177	$6,982	3%
Quaker Foods North America	553	561	(1)%	1,151	1,178	(2)%
North America Beverages	5,242	5,145	2%	9,702	9,506	2%
Latin America	1,823	1,717	6%	2,900	2,759	5%
Europe Sub-Saharan Africa	2,812	2,660	6%	4,257	4,019	6%
Asia, Middle East and North Africa	1,602	1,748	(8)%	2,572	2,813	(9)%
Total Net Revenue	$15,710	$15,395	2%	$27,759	$27,257	2%

Operating Profit
Frito-Lay North America	$1,153	$1,083	6%	$2,213	$2,101	5%
Quaker Foods North America	146	146	—%	310	312	(1)%
North America Beverages	894	881	2%	1,399	1,366	2%
Latin America	228	242	(6)%	360	417	(14)%
Europe Sub-Saharan Africa	501	337	49%	603	404	49%
Asia, Middle East and North Africa	307	383	(19)%	478	235	104%
Corporate Unallocated	(239)	(108)		(440)	(252)
Total Operating Profit	$2,990	$2,964	1%	$4,923	$4,583	7%

PepsiCo, Inc. and Subsidiaries Condensed Consolidated Statement of Cash Flows (in millions, unaudited)

	24 Weeks Ended
	6/17/2017	6/11/2016

Operating Activities
Net income	$3,447	$2,958
Depreciation and amortization	1,031	1,044
Share-based compensation expense	143	123
Restructuring and impairment charges	61	79
Cash payments for restructuring charges	(25)	(67)
Charge related to the transaction with Tingyi (Cayman Islands) Holding Corp. (Tingyi)	—	373
Pension and retiree medical plan expenses	92	124
Pension and retiree medical plan contributions	(131)	(155)
Deferred income taxes and other tax charges and credits	130	119
Change in assets and liabilities:
Accounts and notes receivable	(733)	(1,049)
Inventories	(826)	(755)
Prepaid expenses and other current assets	(250)	(202)
Accounts payable and other current liabilities	(838)	(73)
Income taxes payable	310	704
Other, net	(170)	(116)
Net Cash Provided by Operating Activities	2,241	3,107

Investing Activities
Capital spending	(878)	(919)
Sales of property, plant and equipment	30	47
Acquisitions and investments in noncontrolled affiliates	(40)	(4)
Divestitures	143	75
Short-term investments, by original maturity:
More than three months - purchases	(6,785)	(4,604)
More than three months - maturities	6,709	3,786
More than three months - sales	242	—
Three months or less, net	—	10
Other investing, net	8	1
Net Cash Used for Investing Activities	(571)	(1,608)

Financing Activities
Proceeds from issuances of long-term debt	3,525	2,532
Payments of long-term debt	(1,003)	(3,083)
Short-term borrowings, by original maturity:
More than three months - proceeds	51	35
More than three months - payments	(57)	(11)
Three months or less, net	(172)	2,795
Cash dividends paid	(2,175)	(2,060)
Share repurchases - common	(942)	(1,329)
Share repurchases - preferred	(2)	(2)
Proceeds from exercises of stock options	316	293
Withholding tax payments on RSUs, PSUs and PEPunits converted	(122)	(102)
Other financing	(1)	(4)
Net Cash Used for Financing Activities	(582)	(936)
Effect of exchange rate changes on cash and cash equivalents	36	(13)
Net Increase in Cash and Cash Equivalents	1,124	550
Cash and Cash Equivalents, Beginning of Year	9,158	9,096
Cash and Cash Equivalents, End of Period	$10,282	$9,646

PepsiCo, Inc. and Subsidiaries Condensed Consolidated Balance Sheet (in millions except per share amounts)

	6/17/2017	12/31/2016
	(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$10,282	$9,158
Short-term investments	6,878	6,967
Accounts and notes receivable, net	7,543	6,694
Inventories:
Raw materials and packaging	1,537	1,315
Work-in-process	312	150
Finished goods	1,763	1,258
	3,612	2,723
Prepaid expenses and other current assets	933	908
Total Current Assets	29,248	26,450
Property, plant and equipment, net	16,742	16,591
Amortizable intangible assets, net	1,256	1,237
Goodwill	14,655	14,430
Other nonamortizable intangible assets	12,472	12,196
Nonamortizable Intangible Assets	27,127	26,626
Investments in Noncontrolled Affiliates	1,962	1,950
Other Assets	608	636
Total Assets	$76,943	$73,490

LIABILITIES AND EQUITY
Current Liabilities
Short-term debt obligations	$8,279	$6,892
Accounts payable and other current liabilities	13,834	14,243
Total Current Liabilities	22,113	21,135
Long-Term Debt Obligations	31,205	30,053
Other Liabilities	6,666	6,669
Deferred Income Taxes	4,429	4,434
Total Liabilities	64,413	62,291

Commitments and contingencies

Preferred Stock, no par value	41	41
Repurchased Preferred Stock	(194)	(192)
PepsiCo Common Shareholders’ Equity
Common stock, par value 1 2/3¢ per share (authorized 3,600 shares; issued, net of repurchased common stock at par value: 1,426 and 1,428 shares, respectively)	24	24
Capital in excess of par value	3,913	4,091
Retained earnings	53,706	52,518
Accumulated other comprehensive loss	(13,174)	(13,919)
Repurchased common stock, in excess of par value (440 and 438 shares, respectively)	(31,912)	(31,468)
Total PepsiCo Common Shareholders’ Equity	12,557	11,246
Noncontrolling interests	126	104
Total Equity	12,530	11,199
Total Liabilities and Equity	$76,943	$73,490

PepsiCo, Inc. and Subsidiaries
Supplemental Share-Based Compensation Data
(in millions except dollar amounts, unaudited)

	12 Weeks Ended		24 Weeks Ended
	6/17/2017	6/11/2016	6/17/2017	6/11/2016
Beginning Net Shares Outstanding	1,430	1,446	1,428	1,448
Options Exercised, Restricted Stock Units (RSUs), Performance Stock Units (PSUs) and PepsiCo Equity Performance Units (PEPunits) Converted	—	2	6	7
Shares Repurchased	(4)	(7)	(8)	(14)
Ending Net Shares Outstanding	1,426	1,441	1,426	1,441

Weighted Average Basic	1,428	1,443	1,428	1,445
Dilutive Securities:
Options	7	7	7	7
RSUs, PSUs, PEPunits and Other	5	5	5	5
ESOP Convertible Preferred Stock	1	1	1	1
Weighted Average Diluted	1,441	1,456	1,441	1,458

Average Share Price for the Period	$114.17	$102.90	$110.52	$100.73
Growth versus Prior Year	11%	7%	10%	5%

Options Outstanding	21	28	22	29
Options in the Money	21	28	21	27
Dilutive Shares from Options	7	7	7	7
Dilutive Shares From Options as a % of Options in the Money	35%	26%	35%	27%

Average Exercise Price of Options in the Money	$72.96	$69.02	$71.65	$67.36

RSUs, PSUs, PEPunits and Other Outstanding	8	9	8	9
Dilutive Shares from RSUs, PSUs, PEPunits and Other	5	5	5	5

Weighted-Average Grant-Date Fair Value of RSUs and PSUs Outstanding	$101.94	$91.43	$101.90	$91.40
Weighted-Average Grant-Date Fair Value of PEPunits Outstanding	$68.94	$59.86	$68.94	$59.92

Non-GAAP Measures
In discussing financial results and guidance, the Company refers to the following measures which are not in accordance with U.S. Generally Accepted Accounting Principles (GAAP): division operating profit, core results, core constant currency results, free cash flow, free cash flow excluding certain items, and organic results. We use these non-GAAP financial measures internally to make operating and strategic decisions, including the preparation of our annual operating plan, evaluation of our overall business performance and as a factor in determining compensation for certain employees. We believe presenting non-GAAP financial measures provides additional information to facilitate comparison of our historical operating results and trends in our underlying operating results, and provides additional transparency on how we evaluate our business. We also believe presenting these measures allows investors to view our performance using the same measures that we use in evaluating our financial and business performance and trends.
We consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends. Examples of items for which we may make adjustments include: amounts related to mark-to-market gains or losses (non-cash); gains or losses associated with mergers, acquisitions, divestitures and other structural changes; charges related to restructuring programs; asset impairments (non-cash); amounts related to the resolution of tax positions; pension and retiree medical related items; debt redemptions; and remeasurements of net monetary assets. See below for a description of adjustments to our U.S. GAAP financial measures included herein.
Non-GAAP information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with U.S. GAAP. In addition, our non-GAAP financial measures may not be the same as or comparable to similar non-GAAP measures presented by other companies.
Glossary
We use the following definitions when referring to our non-GAAP financial measures, which may not be the same as or comparable to similar measures presented by other companies:

Acquisitions and divestitures: All mergers and acquisitions activity, including the impact of acquisitions, divestitures and changes in ownership or control in consolidated subsidiaries and nonconsolidated equity investees.
Beverage volume: Volume shipped to retailers and independent distributors from both PepsiCo and our bottlers.

Constant currency: Financial results assuming constant foreign currency exchange rates used for translation based on the rates in effect for the comparable prior-year period. In order to compute our constant currency results, we multiply or divide, as appropriate, our current year U.S. dollar results by the current year average foreign exchange rates and then multiply or divide, as appropriate, those amounts by the prior year average foreign exchange rates.
Core: Core results are non-GAAP financial measures which exclude certain items from our historical results. For the periods presented, core results exclude the following items:
Commodity mark-to-market net impact: Change in market value for commodity contracts that we purchase to mitigate the volatility in costs of energy and raw materials that we consume. The market value is determined based on average prices on national exchanges and recently reported transactions in the marketplace.
In the 12 and 24 weeks ended June 17, 2017, we recognized $26 million and $40 million of mark-to-market net losses, respectively, on commodity hedges in corporate unallocated expenses. In the 12 and 24 weeks ended June 11, 2016, we recognized $100 million and $146 million of mark-to-market net gains, respectively, on commodity hedges in corporate unallocated expenses. In the year ended December 31, 2016, we recognized $167 million of mark-to-market net gains on commodity hedges in corporate unallocated expenses. We centrally manage commodity derivatives on behalf of our divisions. These commodity derivatives include agricultural products, metals and energy. Commodity derivatives that do not qualify for hedge accounting treatment are marked to market each period with the resulting gains and losses recorded in corporate unallocated expenses as either cost of sales or selling, general and administrative expenses, depending on the underlying commodity. These gains and losses are subsequently reflected in division results when the divisions recognize the cost of the underlying commodity in operating profit.
Restructuring and impairment charges
2014 Multi-Year Productivity Plan
In the 12 and 24 weeks ended June 17, 2017, we incurred restructuring charges of $34 million and $61 million, respectively, in conjunction with the multi-year productivity plan we publicly announced in 2014 (2014 Productivity Plan). In the 12 and

24 weeks ended June 11, 2016, we incurred restructuring charges of $49 million and $79 million, respectively, in conjunction with our 2014 Productivity Plan. In the year ended December 31, 2016, we incurred restructuring charges of $160 million in conjunction with our 2014 Productivity Plan. The 2014 Productivity Plan includes the next generation of productivity initiatives that we believe will strengthen our food, snack and beverage businesses by: accelerating our investment in manufacturing automation; further optimizing our global manufacturing footprint, including closing certain manufacturing facilities; re-engineering our go-to-market systems in developed markets; expanding shared services; and implementing simplified organization structures to drive efficiency.
Charge related to the transaction with Tingyi
In the 24 weeks ended June 11, 2016 and the year ended December 31, 2016, we recorded a pre- and after-tax impairment charge of $373 million to reduce the value of our 5% indirect equity interest in Tingyi-Asahi Beverages Holding Co. Ltd. to its estimated fair value.
Charge related to debt redemption
In the year ended December 31, 2016, we paid $2.5 billion to redeem all of our outstanding 7.900% senior notes due 2018 and 5.125% senior notes due 2019 for the principal amounts of $1.5 billion and $750 million, respectively, and terminated certain interest rate swaps. As a result, we recorded a pre-tax charge of $233 million to interest expense, primarily representing the premium paid in accordance with the “make-whole” redemption provisions.
Pension-related settlement
In the year ended December 31, 2016, we recorded a pre-tax pension settlement charge of $242 million related to the purchase of a group annuity contract.
Division operating profit: The aggregation of the operating profit for each of our reportable segments, which excludes the impact of corporate unallocated expenses.
Effective net pricing: Reflects the year-over-year impact of discrete pricing actions, sales incentive activities and mix resulting from selling varying products in different package sizes and in different countries.
Free cash flow: Net cash provided by operating activities less capital spending, plus sales of property, plant and equipment. Since net capital spending is essential to our product innovation initiatives and maintaining our operational capabilities, we believe that it is a recurring and necessary use of cash. As such, we believe investors should also consider net capital spending when evaluating our cash from operating activities.
Free cash flow is used by us primarily for financing activities, including debt repayments, dividends and share repurchases. Free cash flow is not a measure of cash available for discretionary expenditures since we have certain non-discretionary obligations such as debt service that are not deducted from the measure.
Free cash flow excluding certain items: Free cash flow, excluding payments related to restructuring charges, discretionary pension and retiree medical contributions and the related net cash tax benefits. As free cash flow excluding certain items is an important measure used to monitor our cash flow performance, we believe this non-GAAP measure provides investors additional useful information when evaluating our cash from operating activities. See below for a reconciliation of this non-GAAP financial measure to the most directly comparable financial measure in accordance with U.S. GAAP (operating cash flow).
Net capital spending: Capital spending less cash proceeds from sales of property, plant and equipment.
Organic: A measure that adjusts for impacts of foreign exchange translation as well as the impact from acquisitions, divestitures and other structural changes, for the comparable period. This measure also excludes the impact of the 53rd reporting week in 2016. We believe organic revenue provides useful information in evaluating the results of our business because it excludes items that we believe are not indicative of ongoing performance or that we believe impact comparability with the prior year.
Raw material costs: Raw materials include the principal ingredients we use in our beverage, food and snack products, our key packaging materials and energy costs.

2017 guidance
Our 2017 core constant currency EPS growth guidance excludes the commodity mark-to-market net impact included in corporate unallocated expenses and restructuring and impairment charges. Our 2017 core constant currency EPS growth guidance also excludes the impact of foreign exchange translation. Our 2017 organic revenue growth guidance excludes the impact of acquisitions, divestitures and other structural changes, foreign exchange translation and the impact of a 53rd reporting week in 2016. We are not able to reconcile our full year projected 2017 core constant currency EPS growth to our full year projected 2017 reported EPS growth because we are unable to predict the 2017 impact of foreign exchange or the mark-to-market net impact on commodity hedges due to the unpredictability of future changes in foreign exchange rates and commodity prices. We are also unable to reconcile our full year projected 2017 organic revenue growth to our full year projected 2017 reported net revenue growth because we are unable to predict the 2017 impact of foreign exchange due to the unpredictability of future changes in foreign exchange rates and because we are unable to predict the occurrence or impact of any acquisitions, divestitures or other structural changes. Therefore, we are unable to provide a reconciliation of these measures.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information
Organic Revenue Growth Rates
12 and 24 Weeks Ended June 17, 2017
(unaudited)

	Percent Impact				GAAP Measure	Non-GAAP Measure
					Reported % Change	Organic % Change (a)
Net Revenue Year over Year % Change	Volume	Effective net pricing	Acquisitions, divestitures and other structural changes	Foreign exchange translation	12 Weeks Ended 6/17/2017	12 Weeks Ended 6/17/2017
Frito-Lay North America	1	3	—	—	3	3.5
Quaker Foods North America	—	(1)	—	(0.5)	(1)	(1)
North America Beverages	—	1	1	—	2	1
Latin America	(1)	8	(1)	(1)	6	8
Europe Sub-Saharan Africa	2.5	3	—	—	6	6
Asia, Middle East and North Africa	(3)	5	—	(10)	(8)	2
Total PepsiCo	—	3	—	(1.5)	2	3

	Percent Impact				GAAP Measure	Non-GAAP Measure
					Reported % Change	Organic % Change (a)
Net Revenue Year over Year % Change	Volume	Effective net pricing	Acquisitions, divestitures and other structural changes	Foreign exchange translation	24 Weeks Ended 6/17/2017	24 Weeks Ended 6/17/2017
Frito-Lay North America	—	3	—	—	3	3
Quaker Foods North America	(1)	(1)	—	—	(2)	(2)
North America Beverages	—	1	1	—	2	1
Latin America	—	7	(1)	(1)	5	7
Europe Sub-Saharan Africa	2	3.5	—	1	6	5
Asia, Middle East and North Africa	(1)	3	—	(11)	(9)	2
Total PepsiCo	—	3	—	(1)	2	3

(a)
Organic percent change is a financial measure that is not in accordance with GAAP and is calculated by excluding the impact of foreign exchange translation, acquisitions, divestitures and other structural changes from reported growth.

Note – Certain amounts above may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
Year over Year Growth Rates
12 and 24 Weeks Ended June 17, 2017
(unaudited)

	GAAP Measure			Non-GAAP Measure		Non-GAAP Measure
	Reported % Change	Percent Impact of Items Affecting Comparability		Core (a) % Change	Percent Impact of	Core Constant Currency (a) % Change
Operating Profit Year over Year % Change	12 Weeks Ended 6/17/2017	Commodity mark-to-market net impact	Restructuring and impairment charges (b)	12 Weeks Ended 6/17/2017	Foreign exchange translation	12 Weeks Ended 6/17/2017
Frito-Lay North America	6	—	—	6	—	7
Quaker Foods North America	—	—	—	(1)	—	—
North America Beverages	2	—	(1)	1	—	1
Latin America	(6)	—	—	(6)	5	(1.5)
Europe Sub-Saharan Africa	49	—	(3)	46	5	51
Asia, Middle East and North Africa	(19)	—	(0.5)	(20)	5	(15)
Corporate Unallocated	(120)	118	(1)	(2)	—	(2)
Total Operating Profit	1	4	(1)	5	2	7
Net Income Attributable to PepsiCo	5			9	2	11
Net Income Attributable to PepsiCo per common share - diluted	6			10	2	13

	GAAP Measure				Non-GAAP Measure		Non-GAAP Measure
	Reported % Change	Percent Impact of Items Affecting Comparability			Core (a) % Change	Percent Impact of	Core Constant Currency (a) % Change
Operating Profit Year over Year % Change	24 Weeks Ended 6/17/2017	Commodity mark-to-market net impact	Restructuring and impairment charges (b)	Charge related to the transaction with Tingyi	24 Weeks Ended 6/17/2017	Foreign exchange translation	24 Weeks Ended 6/17/2017
Frito-Lay North America	5	—	—	—	6	—	6
Quaker Foods North America	(1)	—	—	—	(1)	—	(1)
North America Beverages	2	—	(1)	—	2	—	2
Latin America	(14)	—	6	—	(8)	7	(1)
Europe Sub-Saharan Africa	49	—	(8)	—	42	5	46
Asia, Middle East and North Africa	104	—	(4)	(123)	(23)	4	(19)
Corporate Unallocated	(74)	74	(1)	—	(1)	—	(1)
Total Operating Profit	7	4	—	(8)	3	2	4
Net Income Attributable to PepsiCo	17				7	2	9
Net Income Attributable to PepsiCo per common share - diluted	18				9	2	10

(a)
Core results and core constant currency results are financial measures that are not in accordance with GAAP and exclude the above items affecting comparability. See A-6 through A-8 for a discussion of each of these adjustments.

(b)	Restructuring and impairment charges include costs associated with the 2014 Multi-Year Productivity Plan. See A-6 through A-8 for a discussion of this plan.
Note – Certain amounts above may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
Certain Line Items
12 Weeks Ended June 17, 2017 and June 11, 2016
(in millions except per share amounts, unaudited)

	12 Weeks Ended 6/17/2017
	Cost of sales	Gross profit	Selling, general and administrative expenses	Operating profit	Provision for income taxes (a)	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate (b)
Reported, GAAP Measure	$7,056	$8,654	$5,648	$2,990	$656	$2,105	$1.46	23.7%
Items Affecting Comparability
Commodity mark-to-market net impact	(13)	13	(13)	26	7	19	0.01	—
Restructuring and impairment charges (c)	—	—	(34)	34	3	31	0.02	(0.2)
Core, Non-GAAP Measure (d)	$7,043	$8,667	$5,601	$3,050	$666	$2,155	$1.50	23.5%

	12 Weeks Ended 6/11/2016
	Cost of sales	Gross profit	Selling, general and administrative expenses	Operating profit	Provision for income taxes (a)	Noncontrolling interests	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate (b)
Reported, GAAP Measure	$6,830	$8,565	$5,584	$2,964	$718	$8	$2,005	$1.38	26.3%
Items Affecting Comparability
Commodity mark-to-market net impact	63	(63)	37	(100)	(35)	—	(65)	(0.04)	(0.3)
Restructuring and impairment charges (c)	—	—	(49)	49	15	3	31	0.02	0.1
Core, Non-GAAP Measure (d)	$6,893	$8,502	$5,572	$2,913	$698	$11	$1,971	$1.35	26.0%

(a)	Provision for income taxes is the expected tax benefit/charge on the underlying item based on the tax laws and income tax rates applicable to the underlying item in its corresponding tax jurisdiction.

(b)
The impact of items affecting comparability on our effective tax rate represents the difference in the effective tax rate resulting from a higher or lower tax rate applicable to the items affecting comparability.

(c)	Restructuring and impairment charges include costs associated with the 2014 Multi-Year Productivity Plan. See A-6 through A-8 for a discussion of this plan.

(d)	Core results are financial measures that are not in accordance with GAAP and exclude the above items affecting comparability. See A-6 through A-8 for a discussion of each of these adjustments.
Note – Certain amounts above may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
Certain Line Items
24 Weeks Ended June 17, 2017 and June 11, 2016
(in millions except per share amounts, unaudited)

	24 Weeks Ended 6/17/2017
	Cost of sales	Gross profit	Selling, general and administrative expenses	Operating profit	Provision for income taxes (a)	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate (b)
Reported, GAAP Measure	$12,342	$15,417	$10,465	$4,923	$1,048	$3,423	$2.38	23.3%
Items Affecting Comparability
Commodity mark-to-market net impact	6	(6)	(46)	40	12	28	0.02	0.1
Restructuring and impairment charges (c)	—	—	(61)	61	3	58	0.04	(0.3)
Core, Non-GAAP Measure (d)	$12,348	$15,411	$10,358	$5,024	$1,063	$3,509	$2.44	23.1%

	24 Weeks Ended 6/11/2016
	Cost of sales	Gross profit	Selling, general and administrative expenses	Operating profit	Provision for income taxes (a)	Noncontrolling interests	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate (b)
Reported, GAAP Measure	$11,981	$15,276	$10,662	$4,583	$1,160	$22	$2,936	$2.01	28.2%
Items Affecting Comparability
Commodity mark-to-market net impact	81	(81)	65	(146)	(52)	—	(94)	(0.06)	(0.4)
Restructuring and impairment charges (c)	—	—	(79)	79	20	3	56	0.04	—
Charge related to the transaction with Tingyi	—	—	(373)	373	—	—	373	0.26	(2.3)
Core, Non-GAAP Measure (d)	$12,062	$15,195	$10,275	$4,889	$1,128	$25	$3,271	$2.24	25.5%

(a)	Provision for income taxes is the expected tax benefit/charge on the underlying item based on the tax laws and income tax rates applicable to the underlying item in its corresponding tax jurisdiction.

(b)
The impact of items affecting comparability on our effective tax rate represents the difference in the effective tax rate resulting from a higher or lower tax rate applicable to the items affecting comparability.

(c)	Restructuring and impairment charges include costs associated with the 2014 Multi-Year Productivity Plan. See A-6 through A-8 for a discussion of this plan.

(d)	Core results are financial measures that are not in accordance with GAAP and exclude the above items affecting comparability. See A-6 through A-8 for a discussion of each of these adjustments.
Note – Certain amounts above may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
Operating Profit by Division
12 Weeks Ended June 17, 2017 and June 11, 2016
(in millions, unaudited)

	GAAP Measure	Items Affecting Comparability		Non-GAAP Measure
	Reported			Core (a)
Operating Profit	12 Weeks Ended 6/17/2017	Commodity mark-to-market net impact	Restructuring and impairment charges (b)	12 Weeks Ended 6/17/2017
Frito-Lay North America	$1,153	$—	$3	$1,156
Quaker Foods North America	146	—	—	146
North America Beverages	894	—	—	894
Latin America	228	—	25	253
Europe Sub-Saharan Africa	501	—	3	504
Asia, Middle East and North Africa	307	—	2	309
Division Operating Profit	3,229	—	33	3,262
Corporate Unallocated	(239)	26	1	(212)
Total Operating Profit	$2,990	$26	$34	$3,050

	GAAP Measure	Items Affecting Comparability		Non-GAAP Measure
	Reported			Core (a)
Operating Profit	12 Weeks Ended 6/11/2016	Commodity mark-to-market net impact	Restructuring and impairment charges (b)	12 Weeks Ended 6/11/2016
Frito-Lay North America	$1,083	$—	$3	$1,086
Quaker Foods North America	146	—	1	147
North America Beverages	881	—	6	887
Latin America	242	—	28	270
Europe Sub-Saharan Africa	337	—	8	345
Asia, Middle East and North Africa	383	—	2	385
Division Operating Profit	3,072	—	48	3,120
Corporate Unallocated	(108)	(100)	1	(207)
Total Operating Profit	$2,964	$(100)	$49	$2,913

(a)	Core results are financial measures that are not in accordance with GAAP and exclude the above items affecting comparability. See A-6 through A-8 for a discussion of each of these adjustments.

(b)	Restructuring and impairment charges include costs associated with the 2014 Multi-Year Productivity Plan. See A-6 through A-8 for a discussion of this plan.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
Operating Profit by Division
24 Weeks Ended June 17, 2017 and June 11, 2016
(in millions, unaudited)

	GAAP Measure	Items Affecting Comparability		Non-GAAP Measure
	Reported			Core (a)
Operating Profit	24 Weeks Ended 6/17/2017	Commodity mark-to-market net impact	Restructuring and impairment charges (b)	24 Weeks Ended 6/17/2017
Frito-Lay North America	$2,213	$—	$4	$2,217
Quaker Foods North America	310	—	—	310
North America Beverages	1,399	—	2	1,401
Latin America	360	—	49	409
Europe Sub-Saharan Africa	603	—	7	610
Asia, Middle East and North Africa	478	—	(4)	474
Division Operating Profit	5,363	—	58	5,421
Corporate Unallocated	(440)	40	3	(397)
Total Operating Profit	$4,923	$40	$61	$5,024

	GAAP Measure	Items Affecting Comparability			Non-GAAP Measure
	Reported				Core (a)
Operating Profit	24 Weeks Ended 6/11/2016	Commodity mark-to-market net impact	Restructuring and impairment charges (b)	Charge related to the transaction with Tingyi	24 Weeks Ended 6/11/2016
Frito-Lay North America	$2,101	$—	$(1)	$—	$2,100
Quaker Foods North America	312	—	1	—	313
North America Beverages	1,366	—	13	—	1,379
Latin America	417	—	28	—	445
Europe Sub-Saharan Africa	404	—	27	—	431
Asia, Middle East and North Africa	235	—	7	373	615
Division Operating Profit	4,835	—	75	373	5,283
Corporate Unallocated	(252)	(146)	4	—	(394)
Total Operating Profit	$4,583	$(146)	$79	$373	$4,889

(a)	Core results are financial measures that are not in accordance with GAAP and exclude the above items affecting comparability. See A-6 through A-8 for a discussion of each of these adjustments.

(b)	Restructuring and impairment charges include costs associated with the 2014 Multi-Year Productivity Plan. See A-6 through A-8 for a discussion of this plan.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
(unaudited)
Division Operating Profit Growth Reconciliation

	12 Weeks Ended	24 Weeks Ended
	6/17/2017	6/17/2017
Reported Operating Profit Growth	1%	7%
Impact of Corporate Unallocated	4	3.5
Division Operating Profit Growth	5	11
Restructuring and Impairment Charges	(1)	—
Charge Related to the Transaction with Tingyi	—	(8)
Core Division Operating Profit Growth	4.5	3
Foreign Exchange Translation	2	1.5
Core Constant Currency Division Operating Profit Growth	6%	4%

Gross Margin Performance Reconciliation

	12 Weeks Ended		24 Weeks Ended
	6/17/2017		6/17/2017
Reported Gross Margin Performance	(55)	bps	(51)	bps
Commodity Mark-to-Market Net Impact	50		28
Core Gross Margin Performance	(5)	bps	(23)	bps
Operating Margin Growth Reconciliation

	12 Weeks Ended		24 Weeks Ended
	6/17/2017		6/17/2017
Reported Operating Margin Growth	(21)	bps	92	bps
Commodity Mark-to-Market Net Impact	82		68
Restructuring and Impairment Charges	(11)		(7)
Charge Related to the Transaction with Tingyi	—		(137)
Core Operating Margin Growth	49	bps	16	bps
Fiscal 2016 Diluted EPS Reconciliation

Year Ended
12/31/2016
Reported Diluted EPS	$4.36
Commodity Mark-to-Market Net Impact	(0.08)
Restructuring and Impairment Charges	0.09
Charge Related to the Transaction with Tingyi	0.26
Charge Related to Debt Redemption	0.11
Pension-Related Settlement Charge	0.11
Core Diluted EPS	$4.85

Note – Certain amounts above may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
(unaudited)

Net Cash Provided by Operating Activities Reconciliation (in millions)

24 Weeks Ended
6/17/2017
Net Cash Provided by Operating Activities	$2,241
Capital Spending	(878)
Sales of Property, Plant and Equipment	30
Free Cash Flow	1,393
Payments Related to Restructuring Charges	25
Discretionary Pension Contributions	6
Net Cash Tax Benefit Related to Restructuring Charges	(5)
Free Cash Flow Excluding Above Items	$1,419
Net Cash Provided by Operating Activities Reconciliation (in billions)

	2017 Guidance
Net Cash Provided by Operating Activities	$	~	10
Net Capital Spending		~	3
Free Cash Flow		~	7
Discretionary Pension Contributions		~	—
Net Cash Tax Benefit Related to Discretionary Pension Contributions		~	—
Payments Related to Restructuring Charges		~	—
Net Cash Tax Benefit Related to Restructuring Charges		~	—
Free Cash Flow Excluding Certain Items	$	~	7

Note – Certain amounts above may not sum due to rounding.

Cautionary Statement
Statements in this communication that are “forward-looking statements,” including our 2017 guidance, are based on currently available information, operating plans and projections about future events and trends. Terminology such as “aim,” “anticipate,” “believe,” “drive,” “estimate,” “expect,” “expressed confidence,” “forecast,” “future,” “goal,” “guidance,” “intend,” “may,” “objective,” “outlook,” “plan,” “position,” “potential,” “project,” “seek,” “should,” “strategy,” “target,” “will” or similar statements or variations of such terms are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties include, but are not limited to: changes in demand for PepsiCo’s products, as a result of changes in consumer preferences or otherwise; changes in, or failure to comply with, applicable laws and regulations; imposition or proposed imposition of new or increased taxes aimed at PepsiCo’s products; imposition of labeling or warning requirements on PepsiCo’s products; changes in laws related to packaging and disposal of PepsiCo’s products; PepsiCo’s ability to compete effectively; political conditions, civil unrest or other developments and risks in the markets where PepsiCo’s products are made, manufactured, distributed or sold; PepsiCo’s ability to grow its business in developing and emerging markets; unfavorable economic conditions in the countries in which PepsiCo operates; the ability to protect information systems against, or effectively respond to, a cybersecurity incident or other disruption; increased costs, disruption of supply or shortages of raw materials and other supplies; business disruptions; product contamination or tampering or issues or concerns with respect to product quality, safety and integrity; damage to PepsiCo’s reputation or brand image; failure to successfully complete or integrate acquisitions and joint ventures into PepsiCo’s existing operations or to complete or manage divestitures or refranchisings; changes in estimates and underlying assumptions regarding future performance that could result in an impairment charge; increase in income tax rates, changes in income tax laws or disagreements with tax authorities; failure to realize anticipated benefits from PepsiCo’s productivity initiatives or global operating model; PepsiCo’s ability to recruit, hire or retain key employees or a highly skilled and diverse workforce; loss of any key customer or changes to the retail landscape; any downgrade or potential downgrade of PepsiCo’s credit ratings; PepsiCo’s ability to implement shared services or utilize information technology systems and networks effectively; fluctuations or other changes in exchange rates; climate change or water scarcity, or legal, regulatory or market measures to address climate change or water scarcity; failure to successfully negotiate collective bargaining agreements, or strikes or work stoppages; infringement of intellectual property rights; potential liabilities and costs from litigation or legal proceedings; and other factors that may adversely affect the price of PepsiCo’s publicly traded securities and financial performance.

For additional information on these and other factors that could cause PepsiCo’s actual results to materially differ from those set forth herein, please see PepsiCo’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. PepsiCo undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.